DST SYSTEMS, INC.
                           ADVISORS' INNER CIRCLE FUND
                          TRANSFER AGENCY FEE SCHEDULE
                   EFFECTIVE NOVEMBER 9, 2001 - MARCH 31, 2003
                        (3% CPI Effective April 1, 2002)

A.       MINIMUM FEE

     Cusips in the range 1 - 10                    $20,964 per cusip per year
     Cusips in the range > 10                      $15,723 per cusip per year

         (Note: Minimum applies unless charges included in Section B exceed the minimum.)

B.       ACCOUNT MAINTENANCE AND PROCESSING FEES

     Open Accounts                                 $27.58 per account per year

     Closed Accounts                               $3.15 per account per year

C.       OTHER SERVICES

     Lost Shareholder Compliance                   $1.29 per lost S/H account +
                                                   $1.61 per database match

     12b-1 Processing                              $0.18 per open & closed acct
                                                    per cycle

     CDSC/Sharelot Processing                      $2.10 per account per year

     Ad-Hoc Reporting:
          Multi File Reports                       $441 per report
          Single Reports                           $276 per report

     Escheatment Costs                             $134 per cusip per filing +
                                                   $1.61 per item + OOP Costs

     * TA2000 Voice System                         Exhibit A
     * NSCC                                        Exhibit B
     * Financial Intermediary Interfaces           Exhibit C
     * Fund Closing/Deconversion                   Exhibit D

     Conversion/Acquisition Costs - Out of Pocket expenses including, but not limited to travel and accommodations, programming, training, equipment installation, etc.

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ADVISORS INNER CIRCLE
TRANSFER AGENCY FEE SCHEDULE
     PAGE 2 OF 2

     *   Computer/Technical Support (2002 Rates)
         Business Analyst/Tester:
                  Dedicated                        $109,262 per year
                  On-Request                       $96.40 per hour
         COBOL Programmer:
                  Dedicated                        $182,104 per year
                  On-Request                       $144.60 per hour
         Workstation Programmer:
                  Dedicated                        $211,026 per year
                  On-Request                       $171.40 per hour
         WEB Developer:
                  Dedicated                        $227,000 per year
                  On-Request                       $185.00 per hour
         Full Service Support:
                  Senior Staff Support             $75.00 per hour
                  Staff Support                    $55.00 per hour
                  Clerical Support                 $45.00 per hour

     NOTES TO THE ABOVE FEE SCHEDULE

A. The above schedule does not include reimbursable expenses that are incurred on the Fund's behalf. Examples of reimbursable expenses include but are not limited to forms, postage, printing and mailing services, telephone and data communications lines, long distance charges, remote client hardware, disaster recovery (range $0.08-$0.12/acct/yr, currently $0.10 based on actual expense), document storage, proxy processing/tabulation/certification, magnetic tapes, microfilm/microfiche/CDROM, bank charges, NSCC charges, Axciom charges, etc.

B. Any fees or reimbursable expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1.5% per month until payment is received.

C. The above fees, including attached exhibits, except for those indicated by an "*", are guaranteed for a 3 year period, subject to an increase on each anniversary of the agreement in an amount not less than the annual percentage change in the Consumer Price Index for all Urban Consumers ("CPI-U") in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982-1984=100, as last reported by the U.S. Bureau of Labor Statistics for the 12 calendar months immediately preceding such anniversary. DST agrees not to exceed a total of 12% in uncompounded CPI increases over the three year contract period. In the event that this Agreement was not signed as of the first day of the month, the fees and charges increase shall be effective as of the first day of the month immediately following the month during which the anniversary occurred. Items marked by an "*" are subject to change with 60 days written notice.

Fees Accepted By:

/s/ Jonathon Boehm                              /s/ William C. Zitelli   Jr.
--------------------------------                -----------------------
DST Systems, Inc.                               THE ADVISORS' INNER CIRCLE FUND


6/10/02                                         4/1/02
--------                                        ---------
Date                                            Date




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                          TA2000 VOICE SYSTEM                         EXHIBIT A
                           FEE SCHEDULE PAGE                            1 OF 1

===============================================================================

PER CALL SERVICE FEE
Utilization of DST's TA2000 Voice System is based on a service fee of $.20 per call. Each call has a maximum duration of seven (7) minutes. This charge is a flat rate regardless of the number or type of transactions that a shareholder processes during the call. A given call could result in inquiries and/or transactions being processed for various funds in the complex. Therefore, on a monthly basis, DST will report the number of inquiries and/or transactions processed by fund. A percentage of the total will be derived and reported for each fund. As a result of this process, DST will allocate the charges among the individual funds.

MULTIPLE CALL FLOWS
An additional fee of $500 per month will be charged for each additional call flow that requires different flows, functions, vocabulary, processing, rules or access method. An additional fee of $200 per month will be charged for each additional call flow that is identical in flows, functions, vocabulary, processing rules or access method.

MINIMUM MONTHLY CHARGE
DST's commitment to the reliability and continued enhancement of the TA2000 Voice System necessitates a minimum monthly charge for the service. The minimum monthly charge will only be assessed when it is greater than the monthly service fees. The minimum monthly charge will be implemented on a graduated basis based on the number of cusips and shareholders in a fund complex and is the sum of the cusip and account charges. The schedule for this charge is as follows:

                     YEARS        CHARGE PER                       CHARGE PER
                      OF        CUSIP AUTHORIZED                   SHAREHOLDER
                    SERVICE      FOR SERVICE*                       ACCOUNT**

                       1            $ 50                             $.002

                       2            $ 75                             $.003

                       3            $100                             $.004

          * CUSIPS ADDED TO THE SERVICE will be subject to the same minimums being charged to the other cusips in the complex at the time the cusips are added.

         ** THE PER ACCOUNT CHARGE is based on the total number of shareholder accounts in authorized cusips at the end of each month.

OUT OF POCKET COSTS
Each fund complex will require a unique WATS number for their shareholders to call. Each WATS number will require a specific number of trunks to service a given volume of shareholder calls. All installation and monthly usage charges associated with these will be billed through monthly out-of-pocket invoices.


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                 NSCC FEES AND OUT-OF-POCKET EXPENSES                EXHIBIT B
                                                                    PAGE 1 OF 1

===============================================================================


DST FEES

        DST charges $1,500 per cusip per year for the NSCC platform

SETTLING BANK FEES

        The fund may be charged fees by the Settling Bank at which the net settlement account resides for monthly maintenance of this account. These are negotiated directly between the Fund and the Settling Bank.

NSCC PARTICIPANT FEES

        The NSCC charges $40 per month per management company for datacommunications costs.

        A combined maximum membership fee of $200 per month is charged for Fund/SERV and Networking:

        FUND/SERV:
        ---------

        Membership Fee - $50 per month

        The NSCC charges an activity charge of $.25 per inputted transaction. Transactions include purchases, redemptions and exchanges.

        NETWORKING:
        ----------

        Membership Fee - $200 per month

         -  $.02 per account for funds paying dividends on a monthly basis
         -  $.01 per account for funds paying dividends other than monthly
         - Position File Fee: $1.50 per 5,000 records in excess of twice the firm's accounts

        COMMISSION SETTLEMENT:
        ---------------------

        Membership Fee - $50 per month

         - $.30 per hundred records, per month, for one to 500,000 records; there is a $50 per month minimum processing charge
         - $.20 per hundred records, per month, for 500,001 to 1,000,000 records
         - $.10 per hundred records, per month, for 1,000,001 records and above

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                                                                      EXHIBIT C
                                                                    PAGE 1 OF 1

              FINANCIAL INTERMEDIARY/THIRD PARTY ADMINISTRATOR FEES

==============================================================================

Base Fee (per intermediary per month)                                 $100.00
-------------------------------------

Phone Calls (inbound/outbound)                                        $4.00 (1)
------------------------------


Transactions:

              Manual Same Day (T) Processing/Settlement
              Environments (not processed until money received)   $3.50/each (1)


              Manual or Automated Non-Same Day (T+x) Processing/
              Settlement Environments (systematic "as-of" T NAV,
              adjusted supersheets, expedited money movement)       $11.00/each


All Inbound Electronic Data Transmissions

Data Transmissions/Interfaces:
  First 10 Intermediaries                                   $50/intermediary/mo
  Next 15 Intermediaries                                    $40/intermediary/mo
  Intermediaries over 25                                    $30/intermediary/mo

Initial Set-up                        Standard Programming/Client Services Fees

Note: DST will assess charges to receivers of outbound electronic data transmissions comprised of an initial setup fee, and a monthly fee based on the number of management companies being accessed.


(1) If the Transfer Agency fee agreement has lower stated rates for phone calls and manual same day (T) transactions DST will honor those stated rates.

                                                                     EXHIBIT D
                                                                    PAGE 1 OF 1

                    FUND CLOSING / DECONVERSION FEE SCHEDULE

===============================================================================

     Fees effective as of fund closing or deconversion:


                  Closed Acoounts                    As stated in fee schedule

                  Closed CUSIP Fee             $150 per closed CUSIP per month


                  Above charges are effective through May of the following year to compensate DST for tax reporting and statement production.


     Programming

                  As required at DST's then current standard rates.


     Reimbursable Expenses

                  This schedule does not include reimbursable expenses that are incurred on the Fund's behalf. Examples of such reimbursable expenses include but are not limited to forms, postage, mailing services, telephone line/long distance charges, transmission of statement data for remote print/mail operations, remote client hardware, document storage, tax certification mailings, magnetic tapes, printing, microfiche, Fed wire bank charges, ACH bank charges, NSCC charges, as required or incurred, etc. Reimbursable expenses are billed separately from Account Maintenance and Programming fees on a monthly basis.